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                                                                    EXHIBIT 10.3


                     [UNIVERSITY OF CALIFORNIA LETTERHEAD]


                                                                    May 14, 1997

IN DUPLICATE

Michael L. Francoeur, Ph.D.
Vice President, Research and Development
Cellegy Pharmaceuticals, Inc.
1065 E. Hillsdale Boulevard, Suite 418
Foster City, CA 94404

RE: Amendment to Exclusive License Agreement (UC Control No. 94-04-0139) UC Case Nos. 93-252 and 93-253

Dear Dr. Francoeur:

Per our recent discussions and meetings regarding Cellegy's progress in the development of Licensed Products under the above-referenced Exclusive License Agreement ("Agreement"), The Regents of the University of California agrees to amend the subject Agreement to revise and extend the due diligence milestones recited in Paragraph 6.4. Thus, Paragraph 6.4 of the above-referenced Agreement is hereby deleted and replaced with the following:

        "6.4    The Licensee shall:

                6.4a    complete proof-of-concept studies in an animal
species, other than rodents, that demonstrate the feasibility of the technology for use in the transdermal delivery of a pharmaceutical drug by December 31, 1997; and

                6.4b    enter into a corporate partnership for the development
or marketing of a Licensed Product in the over-the-counter ("OTC") or prescription markets by December 31, 1998; and

                6.4c    enter into a second corporate partnership for the
development or marketing of a Licensed Product in the OTC or prescription markets by December 31, 1999; and

                6.4d    complete Phase I/II trials in humans for a Licensed
Product by June 30, 2000; and
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Dr. Michael Francoeur
May 14, 1997
Page 2


          6.4e submit an application for regulatory approval for a Licensed Product that is intended for sale only pursuant to a physicians prescription or pharmacist's approval or similar limitation in the sale or use of such product to the United States Food and Drug Administration (FDA), or the equivalent foreign regulatory authority in any two of Germany, France or the United Kingdom by June 30, 2002; and

          6.4f obtain regulatory approval for a Licensed Product that is intended for sale only pursuant to a physicians prescription or pharmacist's approval or similar limitation in the sale or use of such product from the United States Food and Drug Administration (FDA), or the equivalent foreign regulatory authority in any two of Germany, France or the United Kingdom by January 1, 2005; and

          6.4g commence commercial marketing of a Licensed Product within twelve (12) months of receiving approval of such Licensed Product in any country; and

          6.4h reasonably fill the market demand for the Licensed Product in each country following commencement of marketing in such country at all times during the term of this Agreement."

Paragraphs 6.5 and 6.6 are hereby added to the Agreement as follows:

     "6.5 If the Licensee is unable to perform any of the provisions of Paragraph 6.4, then The Regents has the right, subject to Paragraph 6.6, to terminate this Agreement upon sixty (60) days' written notice. Should the licensee fail to fulfill the diligence requirements within said sixty-day period, the notice shall be effective at the end of said period. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Grant) and is subject to Paragraph 6.6.

     6.6 If the Licensee is unable to meet any of the dates set forth in Paragraph 6.4, Licensee shall be entitled to a one-time extension of each of the dates (which have not been met) by one (1) additional year upon payment of [*] to The Regents, provided that such payment is received by The Regents within sixty (60) days of receipt of written notice by The Regents that the Licensee has not met a due diligence date. The [*] payment has the effect of extending the subject date and all subsequent dates by one (1) year. The Regents shall not exercise its right to terminate this Agreement unless a re-established date is not met."

------------
*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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Dr. Michael Francoeur
May 14, 1997
Page 3


The remaining provisions of the Agreement remain in full force and effect.

If this Amendment is acceptable to you, please sign this letter and the duplicate original in the spaces provided and return both to this office. I will then have both originals executed on behalf of The Regents and return one fully-executed original to you. This Amendment will be effective upon execution of this letter by both parties.

                                        Sincerely,

                                        /s/ Patricia Anderson Cotton, Ph.D.
                                        -----------------------------------
                                        Patricia Anderson Cotton, Ph.D.
                                        Licensing Officer

________________________________________________________________________________

AGREED:

CELLEGY PHARMACEUTICALS                 THE REGENTS OF THE
INC.                                    UNIVERSITY OF CALIFORNIA


By:     /s/ Michael Francouer           By:
    --------------------------------        -------------------------------
              (signature)

Name:   /s/ Michael Francouer           Name: Terence A. Feuerborn
      ------------------------------
             (please print)

Title:           VP R&D                 Title: Executive Director
       -----------------------------           Research Administration and
                                                    Technology Transfer

Date:         August 1, 1997            Date:
      ------------------------------          -----------------------------



Approved as to legal form    Sandy Schultz   5/13/97
                             -------------   -------
              Sandy S. Schultz, Attorney
              Office of Technology Transfer
              University of California